Friday, May 22, 2009

FOR IMMEDIATE RELEASE

Transgenomic, Inc. Announces Appointment of New Board Members

Omaha, Neb., May 22, 2009 – Transgenomic, Inc. (OTC BB: TBIO.OB) announces that it has appointed Antonius P. Schuh, Ph.D. and Michael B. McNulty to its Board of Directors.

Dr. Schuh is the Founding Chairman and Chief Executive Officer of Sorrento Therapeutics, Inc. (STI).  STI is a seed-stage biotechnology company built on a proprietary antibody library construction technology, the STI technology, which applies RNA transcription rather than PCR for the amplification of variable lgG domains to yield high fidelity mAb libraries.    Prior to STI, Dr. Schuh was the Founding Chief Executive Officer and Director of AviaraDx, Inc. AviaraDx was a molecular diagnostics laboratory company focused on oncology testing which was acquired by bioMerieux. Before leading AviaraDx, Dr. Schuh was Chief Executive Officer of Arcturus Bioscience, Inc. and Sequenom, Inc.

Mr. McNulty is currently General Manager of Diagnostics at Agilent Technologies, Inc.  Agilent Technologies Inc. (NYSE: A) is the world's premier measurement company and a technology leader in communications, electronics, life sciences and chemical analysis. Prior to his current position he was Vice President of Laboratory Operations and Chief Compliance Officer of Berkeley Heartlabs, Inc. Mr. McNulty has previously served as a board member for Employee Health Programs, Bethesda, MD; Drug Free workplace, plc, London, UK; ThauMDx LLC, Santa Barbara, CA; and International Cancer Screening Laboratories, Inc. Mr. McNulty previously ran SmithKline Beecham’s Chicago based reference laboratory prior to the company’s transition to become Quest Diagnostics.

In making this announcement, Transgenomic President and CEO, Craig Tuttle, stated, ”We are very excited to have Dr. Schuh and  Mr. McNulty join the Company’s Board of Directors. Combined, they have considerable experience in molecular diagnostics and, equally important, success in leading and running diagnostic reference laboratories. With our continued focus on growing Transgenomic’s molecular diagnostic laboratory and pharmacogenomic services lab, plus focusing our WAVE system and related mutation detection technology for greater diagnostic and clinical value, their participation on our board will provide a vital increase in laboratory experience and guidance.”

About Transgenomic
Transgenomic is a global biotechnology company that provides unique products and services for automated high sensitivity genetic variation and mutation analysis. Their offerings include systems, products, discovery and laboratory testing services to the academic and medical research, clinical laboratory and pharmaceutical markets in the fields of Pharmacogenomics and personalized medicine. Specific offerings include WAVE® DHPLC Systems, related consumables and assay kits, Cytogenetics automated systems, and Transgenomic Pharmacogenomics and Reference Laboratory Services. Transgenomic Pharmacogenomics and Laboratory Services utilize their technology and expertise to provide a menu of mutation scanning tests for over 700 cancer-associated genes and more than 60 validated diagnostic tests to meet the needs of pharmaceutical and biotech companies, research and clinical laboratories, physicians and patients. For more information about the innovative systems, products and services offered by Transgenomic, please visit: www.transgenomic.com.

Cautionary Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management’s current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the Company to grow its involvement in the diagnostic products and services markets. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in reports to the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release.